EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

The Woodlands, Texas (February 26, 2016) - TETRA Technologies, Inc. (NYSE:TTI) today announced fourth quarter 2015 adjusted earnings per share of $0.01, excluding Maritech and other charges, which compares to $0.09 per share in the fourth quarter of 2014, also excluding Maritech and other charges. Fourth quarter 2015 revenue of $258 million declined 18% from the fourth quarter of 2014 primarily as a result of a 61% reduction in the North American rig count.

Consolidated GAAP fourth quarter 2015 earnings per share attributable to TETRA stockholders including Maritech and other charges was a loss of $(1.84), which compares to a loss of $(1.90) in the fourth quarter of 2014. (Adjusted earnings per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the schedule.)

Highlights of the 2015 fourth quarter include:

•
TETRA fourth quarter free cash flow(1) of $52 million, excluding CSI Compressco and $5 million of Maritech asset retirement obligation (ARO) expenditures, and $3 million of costs associated with the issuance of $125 million of 11% Senior Notes completed in the fourth quarter. For the full year ending December 31, 2015, TETRA free cash flow(1) was $120 million, excluding CSI Compressco and $10 million of Maritech ARO expenditures, and $3 million of costs associated with the note issuance.

•	During 2015, TETRA reduced total debt outstanding by $102 million and improved its debt to EBITDA leverage ratio(3) from a high of 3.38x in 2014 to 1.86x at year-end 2015.

•	Continued strength in our Fluids Division driven by offshore activities and the continued success of our zinc-free heavy completion fluid.

•	Adjusted EBITDA(2) of $28.4 million for CSI Compressco LP, demonstrating continued profitability in the current environment.

•	Continued reduction in operating expenses across all of our businesses.

•	Robust earnings in our Offshore Services segment during what is typically a seasonally slow quarter.

(1)	Non-GAAP financial measure that is reconciled to GAAP in Schedule G.

(2)	Adjusted EBITDA is a non-GAAP financial measure that is reconciled to GAAP in Schedule F.

(3)
Leverage ratio is defined by TETRA’s credit agreement as outstanding debt plus letters of credit, divided by trailing twelve-month EBITDA excluding unusual charges, Maritech losses, and CSI Compressco distributions.

Adjusted Fourth Quarter 2015 Results, Excluding Special Charges and Maritech
(Non-GAAP financial measures are reconciled to GAAP in the schedules below)
	Three Months Ended		Change
	Dec. 31, 2015	Dec. 31, 2014	2015 vs. 2014
	(In Thousands, Except per Share Amounts)
Adjusted revenue	$257,527	$315,092	(18)%
Adjusted income before taxes(1)	658	14,203	(95)%
Adjusted net income attributable to TETRA shareholders(2)	950	7,047	(87)%
Adjusted diluted EPS attributable to TETRA shareholders(3)	$0.01	$0.09	(87)%
Adjusted free cash flow	$52,448	$57,042	(8)%
Adjusted pretax operating margin	0.3%	4.5%	-418 bps
Adjusted EBITDA	$54,306	$67,566	(20)%

(1)	Income before taxes, including special charges and Maritech was a loss of $(233) million in the fourth quarter of 2015 and a loss of $(120) million in the fourth quarter of 2014.

(2)
Net income attributable to TETRA shareholders, including special charges and Maritech was a loss of $(146) million in the fourth quarter of 2015, and a loss of $(150) million in the fourth quarter of 2014.

(3)	Diluted EPS, including special charges and Maritech, was a loss of $(1.84) in the fourth quarter of 2015, and a loss of $(1.90) in the fourth quarter of 2014. See Schedule E for details.

Analysis of Fourth Quarter Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “The markets we serve became increasingly challenging as we exited the fourth quarter of 2015 and moved into 2016. Despite this unfavorable environment, in the fourth quarter we were able to generate adjusted earnings per share of $0.01 and adjusted free cash flow of $52 million (see schedule G for a reconciliation of free cash flow to GAAP cash from operations). We continue to take the actions necessary to ensure the long-term health of the company and continue to generate free cash flow.

“Our Fluids Division generated $17.2 million of adjusted income before taxes in the fourth quarter of 2015 compared to $19.1 million in the fourth quarter of 2014. The Division’s results for 2015’s fourth quarter included a $3.5 million favorable benefit from the resolution of a completion fluids project completed in the third quarter of 2015. We continue to benefit from positive results for our completion fluids business in the Gulf of Mexico, driven by the introduction of our zinc-free heavy completion fluids. Our chemicals business continues to be an area of strength due to the diversity of our end-user markets. On a sequential basis, compared to the third quarter of 2015, our onshore completion fluids businesses continued to suffer from decreased demand in a very challenging market. Certain areas of our international operations in the Fluids Division began to evidence the impact of market pressures in the fourth quarter, and we expect this to be a more challenging environment in 2016.

“Our Production Testing Division’s fourth quarter results were a sequential improvement over the third quarter of 2015, with an adjusted pretax loss of $(0.9) million compared to an adjusted pretax loss of $(1.4) million in the third quarter of 2015. Our U.S. activity continued to decrease and the market continued to be more challenging in the fourth quarter. Despite this, we were able to generate sequentially improved results due to several international projects that occurred during the fourth quarter. We expect this business to continue to experience reduced demand during the first half of 2016, and we will continue to focus on offsetting the impact with our international operations.

“For the fourth quarter of 2015, our Compression Division reported an adjusted pretax loss of $(0.9) million, compared to adjusted income before taxes of $2.1 million in the third quarter of 2015. During the fourth quarter of 2015, the Division benefited from spot sales of compression equipment as well as continued demand for our large horsepower compression services. Adjusted EBITDA of $28.4 million for the fourth quarter of 2015 is slightly below adjusted EBITDA of $31.4 million for the third quarter of 2015. Aggressive cost actions have been taken in areas of reduced demand, most notably, resources associated with our fabrication business. On January 22, 2016, CSI Compressco LP declared a decreased distribution of $0.3775 attributable to the fourth quarter of 2015. This proactive decision to decrease the distribution was taken to provide a buffer against anticipated lower activity levels over the course of 2016.

“Our Offshore Services segment reported adjusted income before taxes of $2.6 million for the fourth quarter of 2015, compared to an adjusted pretax loss of $(3.1) million in the fourth quarter of 2014. This significant improvement was driven by benefits from ongoing cost actions and the execution of several small projects during the quarter. Our responsiveness to our customers enabled us to secure this business during a season in which activity is typically reduced.

“During the fourth quarter TETRA, excluding the operations of CSI Compressco, had $52 million of free cash flow, which includes distributions from CSI Compressco but excludes $5 million spent on Maritech asset retirement obligations (see schedule G for a reconciliation to GAAP cash from operations). For the full year 2015, such free cash flow was $120 million. As we noted throughout 2015, our ability to generate cash in this very challenging environment was driven by earnings, our minimization of capital expenditures, and continued improvements in working capital. We exited 2015 with a leverage ratio of 1.86x, representing our fifth consecutive quarter of improvement in the leverage ratio.”

Divisional revenues, adjusted income (loss) before taxes, adjusted income (loss) before taxes as a percent of revenue, and adjusted EBITDA (all of which are non-GAAP financial measures that are reconciled to GAAP in the schedules below) for the three months ended December 31, 2015 and December 31, 2014 are summarized in the table below:

Segment Results	Three Months Ended
	December 31, 2015				December 31, 2014
	Revenue	Adjusted(Loss) Income Before Taxes(1)	Adjusted Income (Loss) Before Taxes as a Percent of Revenue(2)	Adjusted EBITDA(3)	Revenue	Adjusted Income Before Taxes(1)	Adjusted Income (Loss) Before Taxes as a Percent of Revenue(2)	Adjusted EBITDA(3)
	(In Thousands)
Fluids Division	$91,194	$17,213	18.9%	$25,911	$110,271	$19,109	17.3%	$27,523
Production Testing Division	33,017	(866)	(2.6)%	4,679	56,633	8,790	15.5%	15,499
Compression Division	99,369	7,234	7.3%	28,382	124,829	13,812	11.1%	34,492
Offshore Services segment	36,798	2,577	7.0%	5,505	42,296	(3,059)	(7.2)%	92
Eliminations and other	(1,108)	4	(0.4)%	—	(1,392)	3	—	—
Subtotal	259,270	26,162	10.1%	64,477	332,637	38,655	11.6%	77,606
Corporate and other	(1,743)	(12,164)		(10,171)	(17,545)	(11,631)		(10,040)
Interest expense, net - Compression Division	—	(8,110)		—	—	(7,662)		—
Interest expense, net - TTI, excluding Compression Division	—	(5,230)		—	—	(5,159)		—
Special charges and Maritech(4)	63	(233,897)		—	758	(134,070)		—
As reported	257,590	(233,239)	(90.5)%	54,306	315,850	(119,867)	(38.0)%	67,566

(1)	See Schedule F for reconciliation.

(2)
GAAP income (loss) before taxes as a percent of revenue for fourth quarter 2015 are: Fluids Division, 3.0%; Production Testing Division, (153.7)%; Compression Division, (153.7)%; and, Offshore Services segment, 4.8%. GAAP income (loss) before taxes as a percent of revenue for fourth quarter 2014 are: Fluids Division, 11.5%; Production Testing Division, (117.5)%; Compression Division, 2.6%; and, Offshore Services segment, 49.0%. Refer to Schedule B for GAAP dollar amounts.

(3)	Adjusted income before taxes and adjusted EBITDA are non-GAAP financial measures that are defined and reconciled to the nearest GAAP financial measures in Schedule F.

(4)	See Schedule E for special charges and reconciliations.

Debt, Cost, and Cash Actions

Given the uncertain market environment and despite our strong 2015 cash generation and improvements in our capital structure, over the past 90 days the Company has implemented an incremental series of actions to ensure we remain strong through a prolonged downturn.  These actions have included:

•
During the fourth quarter we secured $125.0 million of 11% senior notes maturing in seven years. The proceeds from this transaction were used to pay down $115.0 million of senior notes due from April 2016 through December 2020, and associated transaction fees. Following this transaction, TETRA has $46.9 of outstanding debt maturing in December 2017, with no subsequent maturities until 2019. The strength of our balance sheet and ongoing actions to support it continue to be a primary focus for our management group.

•
Since October 1, 2015, we have reduced headcount by 9.5% for TETRA, and 16% for CSI Compressco. In addition, we have recently implemented salary reductions in North America that approximate 5% of annual base pay, to counter continued pricing pressures.

•
A 25% reduction in CSI Compressco LP’s distribution attributable to the fourth quarter of 2015, and a reduction of total capital expenditures from $95 million in 2015 to $20 to $30 million in 2016. Given the pricing pressures in our industry, we remain focused on capital returns and will resume investments in growth capital when market pricing supports appropriate returns.

Special Charges and Maritech

During the fourth quarter of 2015, due to changes in the current market environment, the fair value of certain of our identified assets and goodwill has decreased. As a result, we recorded $231 million of impairments and other charges, primarily for our Compression and Production Testing Divisions.

Maritech reported a pre-tax loss of $(2.8) million in the fourth quarter of 2015.

First Quarter Financial Guidance

Given the continued weakness in commodity prices and the seasonality of our operations, we expect a first quarter GAAP loss attributable to TETRA stockholders of between $0.21 to $0.29 per share and first quarter adjusted EPS to be a loss of between $0.15 to $0.20 per share reflecting a normalized tax rate of 30%. Additionally, we expect first quarter TETRA only free cash flow of between break-even and $10 million (TETRA only cash flow from operations of $1 million to $11 million, less anticipated TETRA only capital expenditures of $6 million, plus $5 million of distributions from CSI Compressco LP) as the first quarter has historically been TETRA’s weakest quarter given the seasonality of our operations.

Conference Call

TETRA will host a conference call to discuss fourth quarter 2015 results today, February 26, 2015, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement
Schedule B: Financial Results By Segment
Schedule C: Consolidated Balance Sheet
Schedule D: Long-Term Debt
Schedule E: Fourth Quarter Special Charges
Schedule F: Non-GAAP Reconciliation to GAAP Financials
Schedule G: Non-GAAP Reconciliation to Free Cash Flow
Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NADAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2015, anticipated benefits from CSI Compressco following the acquisition of CSI in 2014, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In Thousands)
Revenues	$257,590	$315,850	$1,130,145	$1,077,567

Cost of sales, services, and rentals	171,981	242,402	741,736	830,769
Depreciation, amortization, and accretion	38,696	38,631	155,015	116,912
Impairments of long-lived assets	44,158	34,842	44,158	34,842
Total cost of revenues	254,835	315,875	940,909	982,523
Gross profit (loss)	2,755	(25)	189,236	95,044

General and administrative expense	44,161	39,900	157,812	142,689
Goodwill impairment	177,006	64,295	177,006	64,295
Interest expense, net	13,087	12,805	50,514	31,998
Other (income) expense, net	1,740	2,842	5,667	13,933
Income (loss) before taxes and discontinued operations	(233,239)	(119,867)	(201,763)	(157,871)
Provision (benefit) for income taxes	(1,293)	27,601	7,704	9,704
Net income (loss)	(231,946)	(147,468)	(209,467)	(167,575)
Net income (loss) attributable to noncontrolling interest	85,531	(2,282)	83,284	(2,103)
Net income (loss) attributable to TETRA stockholders	$(146,415)	$(149,750)	$(126,183)	$(169,678)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$(1.84)	$(1.90)	$(1.59)	$(2.16)
Weighted average shares outstanding	79,380	78,877	79,169	78,600

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(1.84)	$(1.90)	$(1.59)	$(2.16)
Weighted average shares outstanding	79,380	78,877	79,169	78,600

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended December 31, 2015		Twelve Months Ended December 31, 2015
	2015	2014	2015	2014
	(In Thousands)
Revenues by segment:
Fluids Division	$91,194	$110,271	$424,044	$437,362
Production Testing Division	33,017	56,633	133,904	192,824
Compression Division	99,369	124,829	457,639	282,505
Offshore Division
Offshore Services	36,798	42,296	122,194	195,372
Maritech	63	758	2,438	4,722
Intersegment eliminations	(1,108)	(17,542)	(4,669)	(30,595)
Offshore Division total	35,753	25,512	119,963	169,499
Eliminations and other	(1,743)	(1,395)	(5,405)	(4,623)
Total revenues	$257,590	$315,850	$1,130,145	$1,077,567

Gross profit (loss) by segment:
Fluids Division	$4,545	$21,161	$111,969	$97,806
Production Testing Division	(10,749)	(1,959)	(3,046)	12,610
Compression Division	7,035	25,606	73,135	66,527
Offshore Division
Offshore Services	4,585	(13,943)	10,602	(10,314)
Maritech	(2,493)	(30,634)	(2,523)	(69,861)
Intersegment eliminations	—	—		—
Offshore Division total	2,092	(44,577)	8,079	(80,175)
Corporate overhead and eliminations	(168)	(256)	(901)	(1,724)
Total gross profit	$2,755	$(25)	$189,236	$95,044

Income (loss) before taxes by segment:
Fluids Division	$(2,746)	$12,628	$80,789	$64,705
Production Testing Division	(50,759)	(66,547)	(55,720)	(66,156)
Compression Division	(152,772)	3,237	(146,798)	7,340
Offshore Division
Offshore Services	1,782	(20,713)	(195)	(26,251)
Maritech	(2,846)	(30,948)	(3,833)	(71,154)
Intersegment eliminations	—	—	—	—
Offshore Division total	(1,064)	(51,661)	(4,028)	(97,405)
Corporate overhead and eliminations	(25,898)	(17,524)	(76,005)	(66,355)
Total income (loss) before taxes	$(233,239)	$(119,867)	$(201,763)	$(157,871)

Please note that the above results by Segment are inclusive of the special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	December 31, 2015	December 31, 2014
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$23,057	$48,384
Accounts receivable, net	182,343	226,966
Inventories	117,009	189,357
Other current assets	31,166	35,752
PP&E, net	1,048,004	1,124,192
Other assets	239,413	444,182
Total assets	$1,640,992	$2,068,833

Current portion of decommissioning liabilities	$14,570	$12,758
Other current liabilities	168,847	365,702
Long-term debt (1)	873,402	844,961
Long-term portion of decommissioning liabilities	42,879	49,983
Other long-term liabilities	27,114	29,828
Equity	514,180	765,601
Total liabilities and equity	$1,640,992	$2,068,833
(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries.

	December 31, 2015	December 31, 2014
	(In Thousands)
TETRA
Bank revolving line of credit facility	$22,850	$90,000
TETRA Senior Notes at various rates	270,071	305,000
Other debt	50	74
TETRA total debt	292,971	395,074
Less current portion	(50)	(90,074)
TETRA total long-term debt	$292,921	$305,000

CSI Compressco LP
CCLP Bank Credit Facility	$235,000	$195,000
CCLP 7.25% Senior Notes	345,481	344,961
CCLP total debt	580,481	539,961
Less current portion	—	—
CCLP total long-term debt	$580,481	$539,961
Consolidated total long-term debt	$873,402	$844,961

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income before taxes, excluding the Maritech segment and special charges; Adjusted EBITDA; and free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income before taxes (and adjusted income before taxes as a percent of revenue) is defined as the Company’s (or its Segments’) income before taxes excluding certain special or other charges (or credits). Adjusted income before taxes (and adjusted income before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings per share is defined as the Company’s diluted earnings per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA is defined as adjusted income before interest, taxes, depreciation, amortization and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Free Cash Flow is a non-GAAP measure that the Company defines as cash from operations, excluding cash settlements of Maritech ARO, less capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;

•	evaluate the capacity of the Company to further invest and grow; and

•	to measure the performance of the Company as compared to its peer group of companies.

TETRA free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Fourth Quarter Special Charges

	Three Months Ended
	December 31, 2015
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income attributable to TETRA stockholders, excluding special charges and Maritech	658	199	(491)	950	0.01
Transaction related costs	—	—	—	—	—
Asset impairment, including inventory adjustments	(44,182)	(13,255)	(6,612)	(24,315)	(0.30)
Goodwill impairments	(177,006)	(53,102)	(78,151)	(45,753)	(0.57)
Effect of deferred tax valuation allowance and other related tax adjustment	—	67,824	—	(67,824)	(0.84)
Other charges	(9,862)	(2,959)	(277)	(6,626)	(0.10)
Maritech profit (loss)	(2,847)	—	—	(2,847)	(0.04)
Net income (loss) attributable to TETRA stockholders, as reported	(233,239)	(1,293)	(85,531)	(146,415)	(1.84)

	December 31, 2014
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income attributable to TETRA stockholders, excluding Special charges and Maritech	14,203	4,324	2,832	7,047	0.09
Transaction related costs	(1,687)	(597)	(550)	(540)	(0.01)
Asset impairment, including inventory adjustments	(37,140)	(12,784)	—	(24,356)	(0.31)
Goodwill impairments	(64,295)	(15,682)	—	(48,613)	(0.62)
Effect of deferred tax valuation allowance and other related adjustments	—	63,172	—	(63,172)	(0.79)
Maritech loss	(30,948)	(10,832)	—	(20,116)	(0.26)
Net income (loss) attributable to TETRA stockholders, as reported	(119,867)	27,601	2,282	(149,750)	(1.90)

	Twelve Months Ended
	December 31, 2015
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
Income attributable to TETRA stockholders, excluding Special charges and Maritech	39,512	11,802	1,962	25,748	0.32
Transaction related costs	(208)	(62)	(73)	(73)	—
Asset impairment, including inventory adjustments	(44,158)	(13,247)	(6,612)	(24,299)	(0.30)
Goodwill impairments	(177,006)	(53,102)	(78,193)	(45,711)	(0.57)
Effect of deferred tax valuation allowance and other related tax adjustments	—	67,082	—	(67,082)	(0.85)
Other charges	(16,071)	(4,769)	(368)	(10,934)	(0.14)
Maritech profit (loss)	(3,832)	—	—	(3,832)	(0.05)
Net Income (loss) attributable to TETRA stockholders, as reported	(201,763)	7,704	(83,284)	(126,183)	(1.59)

	December 31, 2014
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
Income attributable to TETRA stockholders, excluding Special charges and Maritech	34,968	6,325	6,822	21,821	0.27
Transaction related costs	(15,060)	(5,389)	(4,719)	(4,952)	(0.06)
Asset impairment, including inventory adjustments	(37,140)	(12,784)	—	(24,356)	(0.31)
Goodwill impairments	(64,295)	(15,682)	—	(48,613)	(0.61)
Severance expense	(784)	(290)	—	(494)	(0.01)
Federal and State deferred tax valuation allowance and other related adjustments	—	60,500	—	(60,500)	(0.76)
Maritech loss	(71,154)	(21,346)	—	(49,808)	(0.63)
Other	(4,406)	(1,630)	—	(2,776)	(0.05)
Net Income (loss) attributable to TETRA stockholders, as reported	(157,871)	9,704	2,103	(169,678)	(2.16)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	December 31, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$(2,745)	$19,958	$17,213	$(158)	$8,856	$—	$25,911
Production Testing Division	(50,759)	49,893	(866)	(98)	5,643	—	4,679
Compression Division	(152,772)	151,896	(876)	8,110	20,643	505	28,382
Offshore Services Segment	1,782	795	2,577		2,928	—	5,505
Eliminations and other	4		4		(4)	—	—
Subtotal	(204,490)	222,542	18,052	7,854	38,066	505	64,477
Corporate and other	(25,902)	8,508	(17,394)	5,230	171	1,822	(10,171)
TETRA excl Maritech	(230,392)	231,050	658	13,084	38,237	2,327	54,306
Maritech	(2,847)	—	(2,847)	3	435	—	(2,409)
Consolidated	$(233,239)	$231,050	$(2,189)	$13,087	$38,672	$2,327	$51,897

	December 31, 2014
	Income (Loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$12,628	$6,481	$19,109	$(14)	$8,428	$—	$27,523
Production Testing Division	(66,547)	75,337	8,790	(2)	6,711	—	15,499
Compression Division	3,237	2,913	6,150	7,662	20,055	625	34,492
Offshore Services Segment	(20,713)	17,654	(3,059)	—	3,151	—	92
Eliminations and other	3	—	3	—	(3)	—	—
Subtotal	(71,392)	102,385	30,993	7,646	38,342	625	77,606
Corporate and other	(17,527)	737	(16,790)	5,159	250	1,341	(10,040)
TETRA excl Maritech	(88,919)	103,122	14,203	12,805	38,592	1,966	67,566
Maritech	(30,948)	—	(30,948)	—	39	—	(30,909)
Consolidated	$(119,867)	$103,122	$(16,745)	$12,805	$38,631	$1,966	$36,657

	Year Ended
	December 31, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$80,789	$20,599	$101,388	$(258)	$35,125	$—	$136,255
Production Testing Division	(55,720)	54,530	(1,190)	(89)	24,094	—	22,815
Compression Division	(146,798)	152,390	5,592	32,178	82,024	2,164	121,958
Offshore Services Segment	(195)	1,344	1,149	—	11,500	—	12,649
Eliminations and other	(1,000)	—	(1)		(14)	—	(15)
Subtotal	(121,925)	228,863	106,938	31,831	152,729	2,164	293,662
Corporate and other	(76,005)	8,579	(67,426)	18,654	911	7,978	(39,883)
TETRA excl Maritech	(197,930)	237,442	39,512	50,485	153,640	10,142	253,779
Maritech	(3,833)	—	(3,833)	29	1,375	—	(2,429)
Consolidated	$(201,763)	$237,442	$35,679	$50,514	$155,015	$10,142	$251,350

	December 31, 2014
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$64,705	$4,229	$68,934	$(250)	$31,279	$—	$99,963
Production Testing Division	(66,168)	77,095	10,927	(31)	29,336	—	40,232
Compression Division	7,340	17,022	24,362	12,964	41,097	1,544	79,967
Offshore Services Segment	(26,251)	19,784	(6,467)	36	13,327	—	6,896
Eliminations and other	12	—	12	—	(12)	—	—
Subtotal	(20,362)	118,130	97,768	12,719	115,027	1,544	227,058
Corporate and other	(66,355)	3,554	(62,801)	19,268	1,725	5,231	(36,577)
TETRA excl Maritech	(86,717)	121,684	34,967	31,987	116,752	6,775	190,481
Maritech	(71,154)	—	(71,154)	11	160	—	(70,983)
Consolidated	$(157,871)	$121,684	$(36,187)	$31,998	$116,912	$6,775	$119,498

Schedule G: Non-GAAP Reconciliation to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In Thousands)
TETRA Consolidated
Cash from operations	$77,724	$56,708	$195,951	$108,645
ARO settlements	5,109	23,010	10,305	63,319
Capital expenditures, net of sales proceeds	(22,221)	(34,994)	(113,462)	(114,082)
Free cash flow before ARO settlements	60,612	44,724	92,794	57,882

CSI Compressco LP
Cash from operations	38,351	13,478	101,893	44,819
Capital expenditures, net of sales proceeds	(19,274)	(19,317)	(95,272)	(48,137)
Free cash flow	19,077	(5,839)	6,621	(3,318)

TTI Only
Cash from operations	39,373	43,230	94,058	63,826
ARO settlements	5,109	23,010	10,305	63,319
Capital expenditures, net of sales proceeds	(2,947)	(15,677)	(18,190)	(65,945)
Free cash flow before ARO settlements	41,535	50,563	86,173	61,200
Distributions from CSI Compressco LP	7,877	6,479	30,544	24,118
Free cash flow before ARO settlements and after distributions from CSI Compressco LP	49,412	57,042	116,717	85,318
Debt restructuring costs	$3,036	$—	$3,036	$—
Adjusted free cash flow before ARO settlements and after distributions from CSI Compressco LP	52,448	57,042	119,753	85,318

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of December 31, 2015, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

	December 31, 2015		December 31, 2014
	TETRA	CCLP	TETRA	CCLP
	(In Millions)
Non-restricted cash	$12.4	$10.6	$14.3	$34.1

Revolver debt outstanding	22.9	235.0	90.0	195.0
Senior Notes outstanding	270.1	345.5	305.0	345.0
Net debt	$280.6	$569.9	$380.7	$505.9